Exhibit 10.20

MATSON, INC.

AMENDED AND RESTATED RESTRICTED STOCK UNIT AWARD AGREEMENT

NON-EMPLOYEE BOARD MEMBER—NO DEFERRAL

RECITALS

A.                                    The Corporation has implemented an automatic award program under the Plan pursuant to which eligible non-employee members of the Board will automatically receive special awards of restricted stock units at periodic intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as members of the Board.

B.                                    Participant is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic award of restricted stock units under the Plan.

C.                                    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                      Grant of Restricted Stock Units.  The Corporation hereby awards to Participant, as of the Award Date, an award (the “Award”) of restricted stock units under the Plan.  Each restricted stock unit represents the right to receive one share of Common Stock on the vesting date of that unit.  The number of shares of Common Stock subject to the awarded restricted stock units, the applicable vesting schedule for the restricted stock units and the underlying shares of Common Stock, the dates on which those vested shares shall be issued to Participant and the remaining terms and conditions governing the Award shall be as set forth in this Agreement.

AWARD SUMMARY

Participant

Award Date:	, 201

Number of Shares Subject to Award:	shares of Common Stock (the “Shares”)

Vesting Schedule:

The Shares shall vest in a series of three (3) successive equal annual installments upon Participant’s completion of each year of Board service over the three (3)-year period measured from the Award Date. The Shares may vest in whole or in part on an accelerated basis in accordance with the provisions of Paragraphs 3 and 5 of this Agreement. In no event shall any Shares vest after the date of Participant’s termination of Board service.

Issuance Schedule

Subject to the provisions of Paragraph 7(a), each Share in which the Participant vests in accordance with the foregoing Vesting Schedule or pursuant to the vesting acceleration provisions of Paragraph 3 or 5 of this Agreement shall be issued on the date that Share vests or as soon thereafter as administratively practicable, but in no event later than the later of (i) the close of the calendar year in which that Share vests or (ii) the fifteenth day of the third calendar month following such vesting date (the “Issuance Date”).

2.                                      Limited Transferability.  Prior to the actual issuance of the Shares that vest hereunder, Participant may not transfer any interest in the restricted stock units subject to the Award or the underlying Shares or pledge or otherwise hedge the sale of those units or Shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those Shares. However, any Shares which vest hereunder but otherwise remain unissued at the time of Participant’s death may be transferred pursuant to the provisions of Participant’s will or the laws of inheritance or to Participant’s designated beneficiary or beneficiaries of this Award. Participant may also direct the Corporation to issue the stock certificates for any Shares which in fact vest and become issuable hereunder to one or more designated Family Members or a trust established for Participant and/or his or her Family Members. Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

3.                                      Cessation of Service.  The restricted stock units subject to this Award shall immediately vest in full upon Participant’s cessation of Board service by reason of death, Permanent Disability or Retirement. Should Participant cease Board service for any other reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of restricted stock units will be reduced accordingly. Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units.

4.                                      Stockholder Rights and Dividend Equivalents

(a)                                 Participant shall not have any stockholder rights, including voting, dividend or liquidation rights, with respect to the Shares subject to the Award until Participant becomes the record holder of those Shares following their actual issuance.

(b)                                 Notwithstanding the foregoing, should any dividend or other distribution payable other than in shares of Common Stock be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for Participant and credited with a phantom dividend equivalent to the actual dividend or distribution which would have been paid on those Shares had they been issued and outstanding and entitled to that dividend or distribution. As the Shares vest hereunder, the phantom dividend equivalents that are credited to those Shares in the book account shall concurrently vest, and those vested dividend equivalents shall subsequently be distributed to Participant (in cash or such other form as the Plan Administrator may deem appropriate in its sole discretion) at the same time the vested Shares to which those phantom dividend equivalents relate are issued.

5.                                      Special Vesting Acceleration.  The restricted stock units subject to this Award shall immediately vest in full upon Participant’s continuation in Board service until the effective date of any Change in Control transaction. The vested Shares will be issued immediately upon such effective date or as soon as administratively practicable thereafter, but in no event more than fifteen (15) business days after such effective date. Alternatively, the Participant’s right to the Shares may, pursuant to the terms of the Change in Control transaction, be converted into the right to receive the same consideration per share of Common Stock payable to the other shareholders of the Corporation in consummation of the Change in Control and distributed at the same time as such shareholder payments, but such distribution to Participant shall in all events be completed no later than the later of (i) the close of the calendar year in which such Change in Control is effected or (ii) the fifteenth (15th) of the third (3rd) calendar month following the effective date of that Change in Control.

6.                                      Adjustment in Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby prevent a dilution or enlargement of benefits hereunder.  In making such equitable adjustments, the Plan Administrator shall take into account any amounts to be credited to Participant’s book account under Paragraph 4(b) in connection with the transaction, and the determination of the Plan Administrator shall be final, binding and conclusive.

7.                                      Issuance of Shares of Common Stock.

(a)                                 Except as otherwise provided in Paragraph 5, on each applicable Issuance Date for the Shares which vest in accordance with the terms of this Agreement, the Corporation shall issue to or on behalf of Participant a certificate (which may be in electronic form) for the vested shares of Common Stock to be issued on such date and shall concurrently distribute to Participant any phantom dividend equivalents with respect to those vested Shares. Notwithstanding the foregoing, should Participant attain Retirement age prior to completion of the normal Vesting Schedule set forth in Paragraph 1, then any Shares in which Participant may, pursuant to Code Section 409A, be deemed to vest at that time shall be issued upon the earliest to occur of (i) the Issuance Date which would otherwise apply to those Shares under this Agreement had Participant not reached Retirement age, (ii) the date of Participant’s cessation of Board service or (iii) the effective date of a Change in Control (with the issuance in such latter event to be governed by the terms of Paragraph 5 above).

(b)                                 Except as otherwise provided in Paragraph 5, the settlement of all restricted stock units which vest under this Award shall be made solely in shares of Common Stock.  In no event, however, shall any fractional shares be issued.  Accordingly, the total number of shares of Common Stock to be issued at the time the Award vests shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

8.                                      Compliance with Laws and Regulations.

(a)                                 The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such issuance.

(b)                                 The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of any Common Stock hereby shall relieve the Corporation of any liability with respect to the non-issuance of the Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

9.                                      Successors and Assigns.  Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant’s assigns, the legal representatives, heirs and legatees of Participant’s estate and any beneficiaries of the Award designated by Participant.

10.                               Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant’s signature line on this Agreement, unless Participant notifies the Corporation of a change in address in writing.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11.                               Construction.  This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

12.                               Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Hawaii without resort to that State’s conflict-of-laws rules.

13.                               No Impairment of Rights.  This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.  In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or its shareholders to remove Participant from the Board at any time in accordance with the provisions of applicable law.

14.                               Section 409A Compliance. Should there occur any ambiguity as to whether any provision of this Agreement would otherwise contravene one or more applicable requirements or limitations of Section 409A of the Internal Revenue Code and the Treasury Regulations thereunder, that provision shall be interpreted and applied in a manner that complies with the applicable requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations thereunder.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Award Date first indicated above.

MATSON, INC.

By:

Title:

Address:

PARTICIPANT

Signature:

Address:

APPENDIX A
DEFINITIONS

A.                                    Agreement shall mean this Restricted Stock Unit Award Agreement.

B.                                    Award shall mean the award of restricted stock units made to Participant pursuant to the terms of this Agreement.

C.                                    Award Date shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

D.                                    Board shall mean the Corporation’s Board of Directors.

E.                                     Change in Control shall mean a change of ownership or control of the Corporation effected through any of the following transactions:

(i)                                     a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing fifty percent (50%) or more of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction,

(ii)                                  a sale, transfer or other disposition of all or substantially all of the Corporation’s assets,

(iii)                               the closing of any transaction or series of related transactions pursuant to which any person or any group of persons comprising a “group” within the meaning of Rule 13d-5(b)(1) of the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) acquires directly or indirectly (whether as a result of a single acquisition or by reason of one or more acquisitions within the twelve (12)-month period ending with the most recent acquisition) beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) thirty-five percent (35%) or more of the total combined voting power of the Corporation’s securities (as measured in terms of the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation’s existing stockholders, or

(iv)                              a change in the composition of the Board over a period of twelve (12) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

The foregoing definition of Change in Control shall in all instances be applied and interpreted in such manner that the applicable Change in Control transaction will also qualify as: (i) a change in the ownership of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations, (ii) a change in the effective control of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations, or (iii) a change in the ownership of a substantial portion of the assets of the Corporation, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations.

F.                                      Code shall mean the Internal Revenue Code of 1986, as amended.

A-1

G.                                    Common Stock shall mean shares of the Corporation’s common stock.

H.                                   Corporation shall mean Matson, Inc., a Hawaii corporation (formerly known as Alexander & Baldwin Holdings, Inc.), and any successor corporation to all or substantially all of the assets or voting stock of Matson, Inc. which shall by appropriate action adopt the Plan.

I.                                        Family Members shall mean, with respect to the Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

J.                                        1934 Act shall mean the Securities Exchange Act of 1934, as amended.

K.                                   Participant shall mean the non-employee Board member to whom the Award is made pursuant to the Automatic Grant Program.

L.                                     Permanent Disability shall mean the inability of Participant to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

M.                                 Plan shall mean the Corporation’s 2007 Incentive Compensation Plan.

N.                                    Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

O.                                    Retirement shall mean the cessation of Board service by reason of retirement at or after the attainment of age seventy-five (75).

A-2